Exhibit 10.14

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

LTF HOLDINGS, INC.

THIS AGREEMENT (the “Agreement”) is entered into as of October 6, 2015 (the “Grant Date”) by and between LTF Holdings Inc., a Delaware corporation (the “Company”), and Bahram Akradi, an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board has approved the LTF Holdings, Inc. 2015 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into the Stockholders Agreement (as defined in the Plan).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1    “Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government; (b) certificates of deposit or bankers acceptances with maturities of one year or less from institutions with at least $1 billion in capital and surplus and whose long-term debt is rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s; (c) commercial paper issued by a corporation rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s and in each case maturing within one year; and (d) investment funds investing at least ninety-five percent (95%) of their assets in cash or assets of the types described in clauses (a) through (c) above.

Section 1.2    “Cash Proceeds” shall mean, with respect to a Measurement Date, the actual cash proceeds received by the Principal Stockholders in respect of the Investment on or prior to such Measurement Date (other than any cash proceeds received by a Principal Stockholder at any time from an affiliate thereof), including (a) any cash dividends, cash distributions or cash interest made or paid by the Company or any of its Subsidiaries in respect of the Investment (but excluding any management and similar fees or other amounts payable that are not directly attributable to the Investment) and (b) any cash or Cash Equivalents received for the disposal of any portion of the Investment (including, without limitation, any cash or Cash Equivalents received by the Principal Stockholders upon the conversion of Non-Cash Proceeds realized by the Principal Stockholders on the Investment on or prior to such Measurement Date).

Section 1.3    “Cause” shall mean the Company or any of its Subsidiaries having “Cause” to terminate the Optionee’s employment or services, as such term is defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries; provided that, in the absence of such an agreement containing such a definition, the Company or its Subsidiaries shall have “Cause” to terminate the Optionee’s employment or services upon: (a) the Optionee’s conviction of a felony, or entering of a plea of guilty or nolo contendere to a felony, (b) the Optionee’s commitment of an act of fraud involving dishonesty which is injurious to the Company or any of its subsidiaries, (c) the Optionee’s willful and continuous refusal to perform his duties with the Company or any of its subsidiaries or (d) the Optionee’s engagement in misconduct that is materially injurious to the Company or any of its Subsidiaries.

Section 1.4    “Change of Control” shall mean (a) the sale of all or substantially all of the assets of the Company to any other person or entity (other than the Company, any of its Subsidiaries, any of the Principal Stockholders, or any employee benefit plan maintained by the Company or any of its Subsidiaries), or (b) a change in beneficial ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, any of the Principal Stockholders, or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition.

Section 1.5    “Common Stock” shall mean shares of common stock, par value $0.01, of LTF Holdings, Inc.

Section 1.6    “Company” shall have the meaning set forth in the preamble hereto.

Section 1.7    “Disability” shall mean “Disability” as defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries; provided that, in the absence of such an agreement containing such definition, “Disability” shall mean the Optionee has become physically or mentally incapacitated or disabled such that the Optionee is unable to perform for the Company substantially the same services as the Optionee performed prior to incurring such incapacity or disability, and such incapacity or disability exists for an aggregate of four (4) calendar months in any twelve (12) month period (as determined in good faith by the Board). In connection with making the Board’s determination, the Company, at its option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability, and the determination made by such physician shall be binding on the parties for the purposes of this Agreement.

Section 1.8    “Effective Date” shall mean the date of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger among Life Time, LTF Holdings, LTF Merger Sub, Inc., dated as of March 15, 2015.

Section 1.9    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10    “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.11    “Initial Public Offering” shall mean an initial underwritten offering of Common Stock or securities of any of affiliates of the Company to the general public through a registration statement filed with the Securities and Exchange Commission (other than on Form S-3, S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of any such form).

Section 1.12    “Investment” shall mean the aggregate investment of funds (and the fair market value of any property contributed as of the time of such contribution) by the Principal Stockholders in exchange for equity securities of the Company and its Subsidiaries.

Section 1.13    “Investment Hurdle” shall have the meaning set forth in Section 3.1(d).

Section 1.14    “IPO Date” shall mean the effective date of an Initial Public Offering.

Section 1.15    “IPO Measurement Date” shall mean the IPO Date and each date following the IPO Date as of which the Principal Stockholders receive Cash Proceeds in connection with the Investment.

Section 1.16    “IRR Vesting Amount” shall have the meaning set forth in Section 3.1(a)(ii).

Section 1.17    “Measurement Date” shall mean (a) the date of the first Change in Control following the Effective Date, (b) each IPO Measurement Date and (c) the Termination Measurement Date.

Section 1.18    “MOIC Vesting Amount” shall have the meaning set forth in Section 3.1(a)(i).

Section 1.19    “Non-Cash Proceeds” shall mean all actual proceeds received by the Principal Stockholders in respect of the Investment on or prior to the Measurement Date (other than any proceeds received by a Principal Stockholder at any time from an affiliate thereof) which do not constitute Cash Proceeds.

Section 1.20    “Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.21    “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.22    “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.23    “Principal Stockholder IRR” shall mean the annual, compounded internal rate of return achieved, as of the date of the first Change of Control following the Effective Date, by the Principal Stockholders in respect of the Investment, which internal rate of return shall be based on the amount of all Proceeds received by the Principal Stockholders (after taking into account the vesting of the Option and any other equity awards granted by the Company). Principal Stockholder IRR shall be calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating internal rate of return proposed by the Company and reasonably acceptable to the Board).

Section 1.24    “Principal Stockholder MOIC” shall mean the “multiple of invested capital” received by the Principal Stockholders on the Investment, which shall be equal to:

(a)    as of the first Change of Control following the Effective Date, the ratio of (i) the amount of all Proceeds received by the Principal Stockholders with respect to the Investment on or prior to such Change of Control (after taking into account the vesting of the Option and any other equity awards granted by the Company), to (ii) the amount of the Investment on or prior to such Change of Control;

(b)    as of each IPO Measurement Date, the ratio of (i) the amount of all actual Cash Proceeds received by the Principal Stockholders with respect to the Investment on or prior to such IPO Measurement Date, to (ii) the amount of the Investment on or prior to such IPO Measurement Date; and

(c)    as of the Termination Measurement Date, the ratio of (i) the amount of all Proceeds received by the Principal Stockholders with respect to the Investment on or prior to such Termination Measurement Date, to (ii) the amount of the Investment on or prior to the Termination Measurement Date.

Section 1.25    “Proceeds” shall mean:

(a)    with respect to each IPO Measurement Date, the Cash Proceeds;

(b)    with respect to the first Change in Control after the Effective Date, the Cash Proceeds and the fair market value of Non-Cash Proceeds received on or prior to such Change of Control, after taking into account, to the extent applicable, all post-closing adjustments relating to such Change of Control, and assuming the exercise of all vested options and warrants outstanding as of the effective date of such Change of Control (after giving effect to any dilution of securities or instruments arising in connection with such Change of Control); provided, however, that (i) if the Principal Stockholders retain any portion of an Investment following a Change of Control, the fair market value of such portion of the Investment as of such Change of Control shall be deemed Non-Cash Proceeds for purposes of calculating the Proceeds, (ii) the fair market value of any Non-Cash Proceeds (including stock) received in connection with a Change of Control shall be determined by the Board in good faith as of the date of such Change of Control, and (iii) in the event that the receipt of any portion of the Proceeds by the Principal Stockholders is delayed beyond the date of the applicable Change of Control and made subject to any contingencies or potential post-closing adjustments, such as an escrow arrangement, the Proceeds shall include an estimate, determined as of or prior to the date of the Change of Control by the Board in good faith of the fair market value of such portion of the Proceeds (rather than the actual amounts ultimately received, if any, with respect to such portion of the Proceeds); and

(c)    with respect to the Termination Measurement Date, the Cash Proceeds and the fair market value of Non-Cash Proceeds received on or prior to such Termination Measurement Date; provided, however, that (i) if the Principal Stockholders retain any portion of an Investment following the Termination Measurement Date, the fair market value of such portion of the Investment as of the Termination Measurement Date shall be deemed Non-Cash Proceeds for purposes of calculating the Proceeds and (ii) the fair market value of any Non-Cash Proceeds shall be determined by the Board in good faith as of the Termination Measurement Date based upon an appraisal by a nationally-recognized investment banking firm or independent appraiser (a “Third Party Appraiser”) to determine the fair market value of the retained portion of the Investment as of the Termination Measurement Date.

Section 1.26    “Shares” shall have the meaning set forth in Section 2.1.

Section 1.27    “Termination Measurement Date” shall mean the date of the Optionee’s Termination of Services due to death or Disability prior to the first Change in Control following the Effective Date. For the avoidance of doubt, no such date shall occur on or after the first Change in Control following the Effective Date.

ARTICLE II.

GRANT OF OPTION

Section 2.1    Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 938,800 shares of Common Stock (the “Shares”), upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Section 5, 8, 9(a) and 10(d) thereof.

Section 2.3    Option Price. The purchase price of the shares of Common Stock covered by the Option shall be $100.00 per share (without commission or other charge), which is not less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1    Commencement of Exercisability.

(a)    Subject to Sections 3.1(b), 3.1(d) and 3.2, the Option shall vest and become exercisable on each Measurement Date (and, with respect to a Measurement Date that is a Change of Control, immediately prior to such Change of Control) with respect to a number of Shares equal to the excess of (1) the MOIC Vesting Amount (as defined below) for such Measurement Date (or, with respect to a Measurement Date that is a Change of Control, the IRR Vesting Amount (as defined below) for such Measurement Date, if greater), less (2) the number of Shares with respect to the Option that had vested and become exercisable prior to such Measurement Date; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through such Measurement Date; provided, further, that to the extent a determination by a Third Party Appraiser is undertaken in connection with the determination of the MOIC Vesting Amount for the Termination Measurement Date, the Option shall not vest and become exercisable with respect to such Measurement Date until the date such determination is made and the MOIC Vesting Amount is calculated based on such determination):

(i)    MOIC Vesting Amount. For purposes of this Agreement, the “MOIC Vesting Amount” shall, with respect to a Measurement Date, equal:

(A)    No Shares if, as of such Measurement Date, the Principal Stockholder MOIC is less than 2.0;

(B)    One-third of the shares covered by the Option if, as of such Measurement Date, the Principal Stockholder MOIC equals or exceeds 2.0, but is less than 2.5;

(C)    Two-third of the shares covered by the Option if, as of such Measurement Date, the Principal Stockholder MOIC equals or exceeds 2.5, but is less than 3.0; or

(D)    All of the shares covered by the Option if, as of such Measurement Date, the Principal Stockholder MOIC equals or exceeds 3.0.

(ii)    IRR Vesting Amount. For purposes of this Agreement, the “IRR Vesting Amount” shall, with respect to a Measurement Date that is a Change of Control, equal:

(A)    No Shares covered by the Option if, as of such Measurement Date, the Principal Stockholder IRR is less than 20%;

(B)    One-half of the shares covered by the Option if, as of such Measurement Date the Principal Stockholder IRR equals or exceeds 20%, but is less than 25%; or

(C)    All of the shares covered by the Option if, as of such Measurement Date, the Principal Stockholder IRR equals or exceeds 25%.

(iii)    For the avoidance of doubt, the IRR Vesting Amount shall not apply with respect to any Measurement Date that does not occur on the date of a Change of Control (i.e., no portion of the Option will be eligible to become vested and exercisable based on Principal Stockholder IRR on an Initial Public Offering or any Measurement Date thereafter or the Termination Measurement Date).

(b)    Unless otherwise determined by the Board, no portion of the Option which is unexercisable after the earliest of (i) the Measurement Date following which the Principal Stockholders no longer hold any Investment, (ii) the date of the first Change of Control following the Effective Date or (iii) the date of the Optionee’s Termination of Services for any reason (other than any vesting due to Termination of Services due to death or Disability following any determination by a Third Party Appraiser as contemplated under Sections 1.26(c) and 3.1(a)) shall thereafter become exercisable (and such unexercisable portion shall be canceled automatically for no consideration on the earliest of such dates).

(c)    Subject to Section 1.26(c), the Board shall make the determination as to whether the targets for any Principal Stockholder MOIC and Principal Stockholder IRR for any Measurement Date have been met and shall determine the extent, if any, to which the Option has become vested and exercisable on such Measurement Date.

(d)    For the avoidance of doubt, if, upon a Measurement Date, the vesting of the Option (or portion thereof) on such Measurement Date and the participation of the Shares underlying such Option (or portion thereof) in any transaction on such Measurement Date would result in the failure to satisfy any of the vesting thresholds in Section 3.1(a)(i) or 3.1(a)(ii), as applicable (each, an “Investment Hurdle”), then the Option shall become vested and exercisable as to the maximum percentage of Shares subject thereto that will result in, as of the Measurement Date, the achievement of the applicable Investment Hurdle taking into account the Shares subject to the Option (or portion thereof) that so vest and, if applicable, the participation of the Shares underlying such Option (or portion thereof) in such transaction.

Section 3.2    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The tenth anniversary of the Grant Date; or

(b)    One year following the date of the Optionee’s Termination of Services due to (i) termination by the Optionee for Good Reason (as defined in the Employment Agreement), (ii) termination by the Company without Cause or (iii) the Optionee’s death or Disability; or

(c)    The 90th day following the date of the Optionee’s Termination of Services by the Optionee without Good Reason; or

(d)    The date of the Optionee’s Termination of Services by the Company for Cause, immediately prior to such Termination of Services (and subject to such Termination of Services); or

(e)    The date the Optionee first violates any of (i) the restrictive covenants set forth in Section 6(d) or 6(f) of the Employment Agreement or (ii) the restrictive covenants set forth in Section 6(e) of the Employment Agreement due to solicitation or hiring of any executive officer or other member of senior management of the Company or any of its affiliates.

Section 3.3    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.4    Persons Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased the Optionee’s will or under the then applicable laws of descent and distribution.

Section 3.5    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Board, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.2:

(a)    An exercise notice substantially in the form attached as Exhibit 1 hereto (or such other form as is prescribed by the Board) (the “Exercise Notice”) in writing signed by the Optionee or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Board; and

(b)    Subject to Section 5(f) of the Plan:

(i)    Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is exercised; or

(ii)    Following a Termination of Services due to death or Disability or otherwise with the consent of the Board, by delivery of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(iii)    On or after the date the Company becomes a Publicly Listed Company, through the (A) delivery by the Optionee to the Company of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by the Optionee to the Company or a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that payment is then made to the Company at such time as may be required by the Board; or

(iv)     With the consent of the Board, any other method of payment permitted under the terms of the Plan; or

(v)    Subject to any applicable laws, any combination of the consideration allowed under the foregoing paragraphs

(c)    The receipt by the Company of full payment for any applicable withholding tax in cash or by check or in the form of consideration to be agreed upon by the Optionee and the Board, which, (i) following the date the Company becomes a Publicly Listed

Company, shall include the method provided for in Section 5(f)(1) of the Plan and (ii) following a Termination of Services due to death or Disability, shall include the method provided for in Section 5(f)(3) of the Plan;

(d)    A joinder or other agreement in the form provided by the Company signed by the Optionee or any other person then entitled to exercise the Option or portion thereof, stating that the Shares received upon exercise of the Option or portion thereof are subject to the terms of the Stockholder Agreement; and

(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 3.4 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 3.6    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Section 5 of the Plan.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1    Existing Obligations. The Optionee acknowledges and agrees that the Optionee shall remain subject to, and will comply with, all of the restrictive covenants set forth in any agreement entered into between the Optionee and the Company or any of its Subsidiaries, including, without limitation, that certain employment agreement entered into by and between the Company and the Optionee, dated as of October 6, 2015, and, without limiting any rights under the foregoing agreements, in consideration for the Company’s obligations set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the restrictive covenants set forth in that certain employment agreement referenced directly above are hereby incorporated by reference into this Section 4.1 as if set forth in full herein.

ARTICLE V.

OTHER PROVISIONS

Section 5.1    Not a Contract of Employment or Services. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or engagement of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2    Shares Subject to Plan and Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 5.3    Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.4    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5    Amendment. The Option may be wholly or partially amended at any time or from time to time by an amendment made in writing and signed by the parties hereto.

Section 5.6    Section 409A. The Company shall undertake to administer, interpret and construe this Agreement in a manner that does not result in the imposition on Optionee of any additional tax, penalty or interest under Section 409A, and to comply with Section 409A to the extent applicable. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines in good faith that any provision of this Agreement would cause Optionee to incur an additional tax, penalty or interest under Section 409A, the Company and Optionee shall cooperate in good faith to (A) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, as the Company and Optionee determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (B) take such other actions as the Company and Optionee determine to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Optionee or any other individual to the Company or any of its affiliates, employees or agents.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

LTF HOLDINGS, INC.

By:
Its:	secretary

OPTIONEE

Bahram Akradi

Residence Address:

[***]

Optionee’s Social Security Number: [***]

EXHIBIT 1

TO STOCK OPTION AGREEMENT

FORM OF EXERCISE NOTICE

Effective as of today,                 ,                 , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                  Shares of LTF Holdings, Inc. (the “Company”) under and pursuant to the LTF Holdings Inc. 2015 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                     , 201     (the “Option Agreement”, and such election to exercise, the “Exercise Notice”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:             ☐  Incentive Stock Option            ☐  Non-Qualified Stock Option

1.    Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions.

2.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee t understands that Optionee (and not the Company) shall be responsible for Optionee’s tax liability that may arise as a result of this investment or the transactions contemplated by this Exercise Notice.

3.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Optionee understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT

AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)    Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

4.    Further Instruments. Optionee hereby agrees to execute such further instruments and to take such further action as the Company determines are reasonably necessary to carry out the purposes and intent of the Option Agreement and this Exercise Notice.

5.    Entire Agreement. The Plan, the Option Agreement and the Stockholders Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Stockholders Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

ACCEPTED BY: LTF HOLDINGS, INC.	SUBMITTED BY OPTIONEE:

By:	By:
Print Name:	Print Name:
Title:	Address: